UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

FORTIVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your vote counts fortive corporation 2026 annual meeting vote by June 8, 2026 11:59 pm et. For share held in a plan, vote by June 4, 2026 11:59 pm et. Fortive fortive corporation 6920 seaway blvd Everett, wa 98203. you invested in fortive corporation and its time to vote you have the right to vote on proposals being presented at the annual meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 9, 2026.get informed before you vote view the notice and proxy statement and annual report online or you can receive a free paper or email copy of the material(s) by requesting prior to may 26, 2026. If you would like to request a copy of the material (s) (including a proxy card) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to senmaterial@proxyvote.com you can vote by mail by requesting a paper copy of the materials, which will including a proxy card. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, uoy will not otherwise receive a paper or email copy. For complete information and to vote, visit www. Proxyvote.com control # Smartphone users point your camera here and vote without entering a control number vote virtually at the meeting June 9, 2026 3:00 p.m., pdt virtually at: www.virtualsharehildermeeting.com/ftv2026.*please check the meeting materials for any special requirements for meeting attendance.

vote at www. proxyvote.com this is not a votable ballot. This is an overview of the proposal being presented at the upcoming shareholder meeting. Please follow the instruction on the reverse side to vote these important matters. Voting items 1. To elect the following nominees to sever as directors, each for a one-year term expiring at the 2027 annual meeting of shareholders and until his or her successor is duly elected and qualified: Nominees: 1a. Daniel L. Comas, 1b. Sharmistha Dubey, 1c. Rejji P. Hayes, 1d. Wright Lassiter III, 1e. Kate D. Mitchell, 1f. Gregory J. Moore, 1g. Jeannine P. Sargent, 1h. Olumide O. Soroye, 2. To approve on an advisory basis Fortive’s named executive officer compensation. 3. To ratify the appointment of Ernt & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2026. Note: To consider and act upon such other business as may properly come before the meeting ar any adjournment or postponement thereof. Board Recommends For, For, For, For, For, For, For, For, For, For. Prefer to receive an email instend? While voting on www.Proxyvote.com, Be sure to click “Delivery Setttings”.